UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 2, 2008 Commission File Number: 000 - 28305

ENERGY QUEST INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	91 - 1880015
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

850 South Boulder Highway, Suite 169, Henderson, Nevada 89015
(Address of principal executive offices)

(702) 568-4131 Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 2, 2008, Mr. Wilf Ouellette, a director and the president, chief executive officer, and chief financial officer of Energy Quest Inc. (the “Company”), notified the Company of his decision to resign his position as chief financial officer effective immediately. Mr. Ouellette’s decision to resign as chief financial officer was not due to any disagreement with the Company on any matter relating to operations, policies or practices of the Company. Mr. Ouellette will continue to serve as a director and as the president and chief executive officer of the Company.

Also on January 2, 2008, the Company’s board of directors appointed Mr. Vasant K. Jain to succeed Mr. Ouellette as the chief financial officer of the Company. The board of directors concurrently appointed Mr. Jain as a director of the Company. The election of Mr. Jain brings the total number of directors now serving on the board of directors to four.

Executive Employment Agreement

Pursuant to the Executive Employment Agreement (the “Agreement”) between the Company and Mr. Jain entered into on January 3, 2008, Mr. Jain will provide his services as chief financial officer of the Company beginning January 20, 2008, for a period of 60 months ending on January 20, 2013, unless earlier terminated by either party. Mr. Jain may terminate the Agreement at any time with or without cause by giving 60 days written notice. The Company may terminate the Agreement without cause by giving 60 days written notice or with cause immediately upon suitable delivery of notice. Mr. Jain will receive a pro-rated annual base salary of $125,000 during the term of the Agreement. Mr. Jain will also be eligible to receive performance based incentives at the discretion of the Company, and to participate in any performance based compensation incentive programs established by the Company from time to time for any members of the Company’s senior management.

Business experience

From 1972 to present, Mr. Jain has overseen the management of a 150 year old, currency and bullion trading business owned by Mr. Jain’s family and based in Mumbai, India. That company also has branches in Dubai (U.A.E) and Mali (West Africa).

Concurrently, Mr. Jain oversaw several India based businesses owned by his family engaged in the manufacture and export of garments, yarn and textiles with annual revenues of over $35,000,000.

From 1978 to present, Mr. Jain has overseen the management of several family owned generic and surgical pharmaceutical operations. Those operations include 40,000 acres of plantation located in Maharashtra and Madhya Pradesh, India, producing nutraceutical and herbal products.

Mr. Jain holds a Diploma in Civil Engineering and a Diploma in Business Management obtained in 1979 and1980, respectively, from Mumbai University.

There are no other understandings or arrangements between Mr. Jain and any other person pursuant to which Mr. Jain was selected as a director or executive officer. There are no family relationships between Mr. Jain and any of the other members of the Company’s board of directors. Mr. Jain holds no directorships in any other public companies.

Item 9.01 Exhibits

(c)	Exhibits. The following exhibits are included as part of this report:

	10.1	Executive Employment Agreement between the Company and Vasant K. Jain dated January 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008         ENERGY QUEST INC.
                                         By: /s/ Steve Eilers
                                         Steve Eilers, Secretary